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                                                                    EXHIBIT 22.1


                         SUBSIDIARIES OF THE REGISTRANT


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

Direct Subsidiaries/Jurisdiction of
 Organization                             Indirect Subsidiaries/Jurisdiction of Organization
- -----------------------------------       --------------------------------------------------
Metserco Holdings, Inc./Delaware          Metserco Corporation/Delaware

Austral Communications Corp./Texas        Comunicaciones Austral, S.A./Argentina

                                          CableDifusion, S.A./Argentina

                                          SMR, S.A./Argentina

                                          Transcable S.A./Argentina

Tescorp International, B.V./
 Netherlands

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